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                                  EXHIBIT 21.1

                         SUBSIDIARIES OF THE REGISTRANT

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
------------------  ---------------  ----------------------  ------------------
                                                                  STATE OF
                                                              INCORPORATION OR
      PARENT           SUBSIDIARY     PERCENT OF OWNERSHIP      ORGANIZATION
------------------  ---------------  ----------------------  ------------------
                       The First
   First Ottawa      National Bank
 Bancshares, Inc.      of Ottawa              100%              National Bank
------------------  ---------------  ----------------------  ------------------
    The First         First Ottawa
  National Bank        Financial
    of Ottawa            Corp.                100%                Delaware
------------------  ---------------  ----------------------  ------------------